Intercreditor Agreement

         This Intercreditor Agreement (this "Agreement") is made as of the 11th day of March, 1997 by and between DAKOTA MINING CORPORATION, a corporation continued under the Canada Business Corporation Act ("Dakota") and N M ROTHSCHILD & SONS LIMITED, a company organized under the laws of England ("Rothschild").

                                 Recitals

         A. Pursuant to an Agreement and Plan of Merger dated February 5, 1997 (the "Merger Agreement") among Dakota, Dakota Merger Corporation and USMX, Inc., a Delaware corporation ("USMX"), Dakota Merger Corporation will merge with USMX, which will be the surviving corporation and which will become a wholly-owned subsidiary of Dakota (the "Merger"). Dakota has agreed to extend up to $5,000,000 in loans to USMX pursuant to a Loan Agreement dated as of March 11, 1997 (as such agreement may be amended in accordance with its terms, the "Dakota Loan Agreement"). Obligations of USMX to Dakota under the Dakota Loan Agreement (the "USMX/Dakota Obligations") to the extent of $3,000,000 thereof (the "Subsequent Advances") are secured by a mortgage and assignment of contract rights relating to the Thunder Mountain project located in Valley County, Idaho (the "Thunder Mountain Assignment") and a pledge of 10,000 shares of stock in MXUS, S.A. de C.V., a corporation organized under the laws of Mexico ("MXUS," with such shares referred to as the "MXUS Shares," and with such pledge agreement referred to as the "USMX Pledge Agreement"). The real and personal property rights comprising the Thunder Mountain project and the pledged MXUS Shares are referred to the "Dakota Direct Collateral." The USMX/Dakota Obligations will, to the extent of $2,000,000 thereof (the "Initial Advance") be secured by a pledge by USMX to Dakota of all shares of USMX in USMX of Alaska, Inc., an Alaska corporation ("USMXAK," with the shares so pledged referred to as the "USMXAK Shares"), which pledge is junior and subordinate to the previous pledge by USMX of the USMXAK Shares to Rothschild, with the terms of such subordination and the rights of Dakota to the USMXAK Shares to be more particularly provided for in this Agreement.

         B. Rothschild has extended a loan in the principal amount of $2,500,000 to USMX pursuant to a Credit Agreement between Rothschild and USMX dated as of July 11, 1996 (as such Credit Agreement may be amended in accordance with its terms, the "USMX Credit Agreement"). Rothschild has also extended or agreed to extend to USMXAK, pursuant to a Credit Agreement dated as of July 11, 1996 (as such Credit Agreement may be amended in accordance with its terms, the "USMXAK Credit

DGS-35545.4
March 11, 1997 5:16 pm
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Agreement"),  loans in the maximum principal amount of $19,500,000.  Amounts due
Rothschild  under  the  USMX  Credit  Agreement  and  under  the  USMXAK  Credit
Agreement,   and  under  the  documents   associated  with  the  USMX/Rothschild
Collateral (defined below) are referred to as the "USMX/Rothschild Obligations." Amounts due Rothschild under the USMX Credit Agreement are secured by (i) USMX' pledge to Rothschild of all shares in USMXAK and of two secured promissory notes from USMXAK to USMX in the principal amounts of $2,500,000 and $3,400,000, respectively, each dated July 11, 1996 and each secured by junior liens on the Illinois Creek Project Assets (as defined in the USMXAK Credit Agreement), and
(ii) by all rights and interests of USMX in the Project Assets. Amounts due Rothschild under the USMXAK Credit Agreement are secured by first and prior liens on the Project Assets and other collateral as provided in such agreement. All such collateral security associated with the USMX Credit Agreement and with the USMXAK Credit Agreement is referred to collectively as the "USMX/Rothschild Collateral."

         C. Rothschild has consented to the merger contemplated by the Merger Agreement, subject, among other things, to the agreement of Dakota, upon consummation of such merger, to guarantee the USMX/Rothschild Obligations pursuant to a Guaranty dated as of March 11, 1997 (as it may be amended in accordance with its terms, the "Dakota Guaranty") and to secure such guarantee by a pledge to Rothschild of all shares of USMX (the "Dakota/Rothschild Collateral") pursuant to a Pledge and Security Agreement dated as of March 11, 1997 (as it may be amended in accordance with its terms, the "Dakota Pledge Agreement"). The obligations of Dakota to Rothschild under the Dakota Guaranty and under the Dakota Pledge Agreement are referred to collectively as the "Dakota/Rothschild Obligations." Consent by Rothschild to the Merger is also subject to the undertaking of Dakota to cause USMX to grant to Rothschild liens and security interests in the Dakota Direct Collateral which are junior and subordinate to the Dakota liens and security interests therein, which liens and security interests in favor of Rothschild will secure the USMX/Rothschild Obligations.

         D. Dakota and Rothschild desire hereby to set forth their agreements concerning their respective rights to declare and act upon events of default under their respective credit agreements with USMX and USMXAK prior to the effective date of the merger contemplated by the Merger Agreement, and to set forth their agreements concerning their respective collateral security rights in certain personal property of USMX.


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

                            Agreement

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, Dakota and Rothschild agree as follows:

         1.       Agreements Regarding Collateral Security.

                  a. Rothschild hereby consents to the creation of the USMX/Dakota Obligations; to the grant by USMX to Dakota of first and prior liens and security interests in the Dakota Direct Collateral to secure the Subsequent Advances portion of the USMX/Dakota Obligations; and to the grant by USMX to Dakota of junior and subordinate security interests in the USMXAK Shares to secure the Initial Advance portion of the USMX/Dakota Obligations, subject to the terms and conditions hereof.

                  b. Dakota hereby consents to the grant by USMX to Rothschild of liens and security interests in the Direct Dakota Collateral which are junior and subordinate to the liens and security interests therein granted to Dakota to secure the USMX/Rothschild Obligations and the obligations of USMX to Rothschild under the Guaranty of July 11, 1996 pertaining to the USMXAK Credit Agreement (the "USMX Guaranty").

                  c. Dakota hereby agrees not to accelerate the due date of the USMX/Dakota Obligations or to exercise any rights it may have with respect to the Direct Dakota Collateral based upon any failure to perform or other default by USMX prior to the first to occur of (i) the date on which the Merger is consummated, or (ii) the date on which the Merger Agreement terminates in accordance with its terms, or (iii) June 30, 1997 (or an extension of such date for not more than 30 days pending governmental approvals as permitted by the Merger Agreement), except based upon (x) a failure of USMX to pay principal, interest or other amounts due under the Dakota Loan Agreement, or (y) any act of voluntary or involuntary bankruptcy or other action by or with respect to USMX or USMXAK as described in Section 10.1(e) of the USMX Credit Agreement and
Section 10.1(f) of the USMXAK Credit Agreement, or (z) acceleration of the USMX/Rothschild Obligations by Rothschild based on a Rothschild Identified Event of Default (defined below) (with all such matters referred to collectively as "Dakota Identified Events of Default").

                  d. Rothschild hereby agrees not to accelerate the due date of the USMX/Rothschild Obligations or to exercise any rights it may have with respect to the USMX/Rothschild Collateral based upon any failure to perform or other default by


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USMX under the USMX  Credit  Agreement  or under the USMX  Guaranty or by USMXAK under the USMXAK Credit Agreement prior to the first to occur of (i) the date on which the Merger is consummated, or (ii) the date on which the Merger Agreement terminates in accordance with its terms, or (iii) June 30, 1997 (or an extension of such date for not more than 30 days pending governmental approvals as permitted by the Merger Agreement), except based upon (x) a failure of USMX to pay principal, interest or other amounts due under the USMX Credit Agreement or a failure of USMXAK to pay principal, interest or other amounts due under the USMXAK Credit Agreement, or (y) any act of voluntary or involuntary bankruptcy or other action by or with respect to USMX or USMXAK as described in Section 10.1(e) of the USMX Credit Agreement and Section 10.1(f) of the USMXAK Credit Agreement, or (z) any action or event occurring after February 20, 1997 which calls into question the ownership and title of USMXAK to any material portion of the real properties or other assets comprising the Illinois Creek Project (as defined in the USMXAK Credit Agreement) (with all such matters referred to as "Rothschild Identified Events of Default").

                  e. Rothschild and Dakota agree that the security interest of Dakota in the USMXAK Shares which arises from the pledge thereof by USMX to Dakota is junior and subordinate to the security interest of Rothschild therein; that notwithstanding any such security interest which Dakota may have perfected in the USMXAK Shares, Dakota will not exercise any rights with respect to the USMXAK Shares or with respect to the timing or manner in which any security interests of Rothschild or Dakota in the USMXAK Shares is managed or exercised, unless and until all of the Rothschild Obligations have been satisfied in full; and that prior to the time the Rothschild Obligations have been satisfied in full, the sole right which Dakota will have with respect to the USMXAK Shares will be to share in the net proceeds of any foreclosure or other realization by Rothschild pro rata and pari passu with Rothschild in the ratio of (y) the outstanding principal balance of the Initial Advance to (z) $22,000,000. The foregoing right will terminate as provided in Section 1(g) below.

                  f. Rothschild and Dakota acknowledge that the USMX Pledge Agreement and the Thunder Mountain Assignment grant to Dakota first and prior liens on and security interests in the Dakota Direct Collateral to secure repayment of the Subsequent Advances. Dakota agrees to cause USMX promptly to grant to Rothschild liens on and security interests in the Dakota Direct
Collateral (subject and subordinate to the liens and security interests of Dakota therein) pursuant to instruments substantially in the form of the USMX Pledge Agreement and the Thunder Mountain Assignment.


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


                  g. Rothschild and Dakota agree that upon consummation of the Merger, (i) all rights of Dakota to participate in any proceeds of foreclosure or other realization by Rothschild on the USMXAK Shares will automatically terminate; and (ii) Rothschild's liens and security interests in the Dakota Direct Collateral will automatically terminate, and Rothschild will promptly release its liens and security interests in the Dakota Direct Collateral. In the event the Merger is not consummated by July 30, 1997 but the USMX/Dakota Obligations are paid in full, Dakota's rights to participate in the proceeds of any foreclosure by Rothschild on the USMXAK shares and Dakota's liens and security interests in the Dakota Direct Collateral will terminate and Dakota will promptly execute and file such instruments as may be necessary to evidence such termination. Rothschild and Dakota further agree that if the Merger is not consummated by July 30, 1997, and if any of the USMX/Rothschild Obligations remain outstanding. the liens and security interests of Rothschild in the Dakota Direct Collateral will terminate unless there exists an Event of Default with respect to the USMX/Rothschild Obligations, in which case the liens and security interests of Rothschild in the Rothschild Direct Collateral will remain in effect and available for exercise by Rothschild until the USMX/Rothschild Obligations are satisfied.

                  h. Rothschild agrees to modify the USMX Credit Agreement and the USMXAK Credit Agreement, effective as of the effective date of the merger contemplated by the Merger Agreement, in the manner contemplated by the Indicative Term Sheet dated February 21, 1997 delivered by Rothschild to Dakota.

         2.       General Provisions.

                  a. This Agreement is binding upon and inures to the benefit of Dakota and Rothschild, and their successors and assigns.

                  b. This Agreement shall be governed by the laws of the State of Colorado.

                  c. This Agreement may be signed in any number of counterparts, each of which shall constitute an original but all of which taken together shall constitute but one contract, and shall become effective when copies hereof, taken together, bear the signatures of Dakota and Rothschild. This Agreement may be signed by a party and transmitted to the other party by facsimile, and a signature so transmitted shall be binding as evidence of such party's signature hereof.





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                  d. Nothing in this Agreement,  whether express or implied,  is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective successors and assigns.




         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                            DAKOTA MINING CORPORATION


                                                  By:
                                Robert R. Gilmore
                             Vice President, Finance

                                                  Per Pro

                          N M ROTHSCHILD & SONS LIMITED



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